As filed with the Securities and Exchange Commission on November 9, 2021

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rivian Automotive, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3711	47-3544981
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14600 Myford Road

Irvine, California 92606

(888) 748-4261

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Scaringe

Chief Executive Officer

Rivian Automotive, Inc.

14600 Myford Road

Irvine, California 92606

(888) 748-4261

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe, Esq.	Neil M. Sitron, Esq.	David J. Goldschmidt, Esq.
Tad J. Freese, Esq.	General Counsel	Ryan J. Dzierniejko, Esq.
Alison A. Haggerty, Esq.	Rivian Automotive, Inc.	Skadden, Arps, Slate, Meagher & Flom LLP
Latham & Watkins LLP	14600 Myford Road	One Manhattan West
1271 Avenue of the Americas	Irvine, California 92606	New York, New York 10001
New York, New York 10020	(888) 748-4261	(212) 735-3000
(212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☒ (File No. 333-259992)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Class A Common Stock, $0.001 par value per share	20,700,000	$78.00	$1,614,600,000	$149,674

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 2,700,000 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-259992).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously paid a filing fee of $1,064,984 for the Registration Statement on Form S-1, as amended (File No. 333-259992), which was declared effective on November 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,614,600,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s prior Registration Statement on Form S-1 (File No. 333-259992), initially filed by Rivian Automotive, Inc. with the Securities and Exchange Commission (the “Commission”) on October 1, 2021, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on November 9, 2021. The Prior Registration Statement is incorporated herein by reference.

The Registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional 20,700,000 shares of Class A common stock, which includes 2,700,000 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16. Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-259992), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit No.	Description
5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on November 1, 2021)

23.1	Consent of KPMG LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1(1)	Power of Attorney

(1)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-259992), filed with the Securities and Exchange Commission on October 1, 2021 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, State of California on this 9th day of November, 2021.

Rivian Automotive, Inc.

By:	/s/ Robert J. Scaringe
Robert J. Scaringe Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robert J. Scaringe Robert J. Scaringe	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 9, 2021

/s/ Claire McDonough Claire McDonough	Chief Financial Officer (Principal Financial Officer)	November 9, 2021

/s/ Jeffrey R. Baker Jeffrey R. Baker	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2021

* Karen Boone	Director	November 9, 2021

* Sanford Schwartz	Director	November 9, 2021

* Rose Marcario	Director	November 9, 2021

* Peter Krawiec	Director	November 9, 2021

* Jay Flatley	Director	November 9, 2021

* Pamela Thomas-Graham	Director	November 9, 2021

*By:	/s/ Claire McDonough
Claire McDonough Attorney-in-Fact